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OPINION OF BUCHANAN INGERSOLL
                                                                       EXHIBIT 5

             Opinion of Buchanan Ingersoll Professional Corporation

                                October 4, 2000

Stonepath Group, Inc.
1085 Mission Street
San Francisco, CA 94103

         Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have participated in the preparation of a Registration Statement (File Number 333-45162) on Form S-4 of Stonepath Group, Inc. (the "Company"), as amended to the date of this letter (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), which may be issued to the stockholders of Net Value, Inc. ("NVI") in connection with the merger (the "Merger") of Net Value Acquisition, Inc., a wholly-owned subsidiary of the Company, into NVI, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). As counsel to the Company, we have reviewed such corporate records, certificates and other records as we have deemed necessary to the opinion hereinafter set forth.

         On the basis of the foregoing and our consideration of such other legal and factual matters that we have deemed appropriate, we are of the opinion that the Common Stock covered by the Registration Statement has been duly authorized and, upon approval of the Merger by the stockholders of NVI and the filing of a certificate of merger with respect to the Merger with the Secretary of State of Delaware, the shares of Common Stock, when issued in accordance with the Merger Agreement, will be legally-issued, fully-paid and non-assessable.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                     BUCHANAN INGERSOLL PROFESSIONAL
                                     CORPORATION



                                     By: /s/ Joseph P. Galda
                                        ---------------------------
                                        Joseph P. Galda